UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 11, 2008

(Date of earliest event reported)

QUEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2008, Quest Energy GP, LLC (the "Company"), the general partner of Quest Energy Partners, L.P. (the "Partnership"), amended the Partnership's limited partnership agreement, to be effective as of January 1, 2007 (the "Amendment"). The Amendment is intended to simplify the Partnership's preparation of annual federal income tax information reports to its unitholders and to modify the income and loss allocations between the Partnership and its unitholders. The Amendment is not expected to materially change the amount of net taxable income or loss allocated to the Partnership's unitholders or the economic rights of the Partnership's unitholders as compared to the allocations or economic rights of the Company.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

The following material is furnished pursuant to Item 9.01 as an exhibit to this Form 8-K.

(d)	Exhibits

	Exhibit Number	Description

	3.1	Amendment No. 1 to the First Amended and Restated Agreement of Quest Energy Partners, L.P., effective as of January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.
By: Quest Energy GP, LLC, its General Partner

/s/ Jerry D. Cash
By:	Jerry D. Cash
Chief Executive Officer

Date: April 11, 2008

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